As filed with the Securities and Exchange Commission
                              on February 17, 2006


                                                      Registration No. 333-52022
================================================================================


                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ___________

                         POST-EFFECTIVE AMENDMENT NO. 5


                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ___________

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)
                                   ___________

                          Oil Service HOLDRS(SM) Trust
                      [Issuer with respect to the receipts]

               Delaware                                  6211                                13-5674085
    (State or other jurisdiction of          (Primary Standard Industrial          (I.R.S. Employer Identification
    incorporation or organization)            Classification Code Number)                      Number)

                                   ___________

                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                   ___________

                                   Copies to:
              Judith Witterschein, Esq.                Andrew B. Janszky, Esq.
                 Corporate Secretary                   Shearman & Sterling LLP
        Merrill Lynch, Pierce, Fenner & Smith            599 Lexington Avenue
                    Incorporated                       New York, New York 10022
                  250 Vesey Street                          (212) 848-4000
              New York, New York 10281
                   (212) 449-1000
         (Name, address, including zip code,
        and telephone number, including area
             code, of agent for service)


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]




================================================================================

PROSPECTUS




                                [GRAPHIC OMITTED]



                        1,000,000,000 Depositary Receipts
                          Oil Service HOLDRS(SM) Trust

          The Oil Service HOLDRS(SM) Trust issues Depositary Receipts called Oil Service HOLDRS(SM) representing your undivided beneficial ownership in the common stock of a group of specified companies that, among other things, provide drilling, well-site management and related products and services for the oil service industry. The Bank of New York is the trustee. You only may acquire, hold or transfer Oil Service HOLDRS in a round-lot amount of 100 Oil Service HOLDRS or round-lot multiples. Oil Service HOLDRS are separate from the underlying deposited common stocks that are represented by the Oil Service HOLDRS. For a list of the names and the number of shares of the companies that make up an Oil Service HOLDR, see "Highlights of Oil Service HOLDRS--The Oil Service HOLDRS" starting on page 9. The Oil Service HOLDRS trust will issue Oil Service HOLDRS on a continuous basis.

         Investing in Oil Service HOLDRS involves significant risks. See "Risk Factors" starting on page 4.

         Oil Service HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Oil Service HOLDRS are not interests in The Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.


         The Oil Service HOLDRS are listed on the American Stock Exchange under the symbol "OIH." On February 15, 2006 the last reported sale price of the Oil Service HOLDRS on the American Stock Exchange was $133.55.


                                   ___________
         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                                   ___________


                The date of this prospectus is February 16, 2006.



      "HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS

                                                                            Page


Summary........................................................................3
Risk Factors...................................................................4
Highlights of Oil Service HOLDRS...............................................9
The Trust.....................................................................19
Description of Oil Service HOLDRS.............................................19
Description of the Underlying Securities......................................20
Description of the Depositary Trust Agreement.................................22
United States Federal Income Tax Consequences.................................26
ERISA Considerations..........................................................30
Plan of Distribution..........................................................30
Legal Matters.................................................................31
Where You Can Find More Information...........................................32




         This prospectus contains information you should consider when making your investment decision. With respect to information about Oil Service HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Oil Service HOLDRS in any jurisdiction where the offer or sale is not permitted.

         The Oil Service HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Oil Service HOLDRS or of the underlying securities through an investment in the Oil Service HOLDRS.

                                     SUMMARY


         The Oil Service HOLding Company Depositary ReceiptS or HOLDRS trust was formed under the depositary trust agreement, dated as of February 6, 2001 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Oil Service HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

         The trust currently holds shares of common stock issued by a group of specified companies that, at the time of the initial offering, among other things, provided drilling, well-site management and related products and services for the oil service industry. The number of shares of each company's common stock currently held by the trust with respect to each round-lot of Oil Service HOLDRS is specified under "Highlights of Oil Service HOLDRS--The Oil Service HOLDRS." This group of common stocks, and the securities of any company that may be added to the Oil Service HOLDRS, are collectively referred to in this prospectus as the underlying securities. There are currently 18 companies included in the Oil Service HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The Oil Service HOLDRS are separate from the underlying common stocks that are represented by the Oil Service HOLDRS. On February 14, 2006, there were 15,605,000 Oil Service HOLDRS outstanding.

                                  RISK FACTORS

         An investment in Oil Service HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Oil Service HOLDRS, including the risks associated with a concentrated investment in oil service companies.

General Risk Factors

         o Loss of investment. Because the value of Oil Service HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Oil Service HOLDRS if the underlying securities decline in value.

         o Discount trading price. Oil Service HOLDRS may trade at a discount to the aggregate value of the underlying securities.

         o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Oil Service HOLDRS or other corporate events, such as mergers, an Oil Service HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Oil Service HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

         o Not necessarily representative of the oil service industry. At the time of the initial offering, the companies included in the Oil Service HOLDRS were generally considered to be involved in various aspects of the oil service industry. However, the market price of the underlying securities and the Oil Service HOLDRS may not necessarily follow the price movements of the entire oil service industry generally. If the underlying securities decline in value, your investment in the Oil Service HOLDRS will decline in value, even if the common stock prices of the companies in the oil service industry generally increase in value. In addition, since the time of the initial offering, the companies included in Oil Service HOLDRS may not be involved in the oil service industry. In this case, the Oil Service HOLDRS may not consist of securities issued only by companies involved in the oil service industry.

         o Not necessarily comprised of solely oil service companies. As a result of distributions of securities by companies included in the Oil Service HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Oil Service HOLDRS and that are not involved in the oil service industry may be included in the Oil Service HOLDRS. The securities of a new company will only be distributed from the Oil Service HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in the Oil Service HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through Nasdaq National Market System. As of January 2, 2002, Standard & Poor's Corporation sector classifications are based upon the Standard & Poor's Global Industry Classification Standard ("GICS") sectors. As there are only 10 broadly defined GICS sectors, the use of GICS sectors to determine whether a new company will be included in the Oil Service HOLDRS provides no assurance that each new company included in the Oil Service HOLDRS will be involved in the oil services industry. Currently, the underlying securities included in the Oil Service HOLDRS are represented in the Energy GICS sector. As each Standard & Poor's GICS sector is defined so broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Oil Service HOLDRS, and yet not be involved in the oil service industry. In addition, the GICS sector classifications of securities included in the Oil Service HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both. Therefore, additional GICS sectors may be represented in the Oil Service HOLDRS, which may also result in the inclusion in the Oil Service HOLDRS of the securities of a new company that is not involved in the oil service industry.

         o No investigation of underlying securities. The underlying securities initially included in the Oil Service HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of common stocks in the oil service industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. The Oil Service HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

         o Loss of diversification. As a result of industry developments, reorganizations, or market fluctuations affecting issuers of the underlying securities, Oil Service HOLDRS may not necessarily continue to be a diversified investment in the oil service industry. In addition, reconstitution events, distribution of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, Oil Service HOLDRS may also reduce diversification. Oil Service HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

         o Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Oil Service HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Oil Service HOLDRS will allow you to sell the individual underlying securities or to deliver the individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Oil Service HOLDRS will involve payment of a cancellation fee to the trustee.

         o Trading halts. Trading in Oil Service HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Oil Service HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in the Oil Service HOLDRS, you will not be able to trade Oil Service HOLDRS and you will only be able to trade the underlying securities if you cancel your Oil Service HOLDRS and receive each of the underlying securities.

         o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Oil Service HOLDRS. If the Oil Service HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Oil Service HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Oil Service HOLDRS are delisted. There are currently 18 companies whose securities are included in the Oil Service HOLDRS.

         o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in Oil Service HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking or may provide other services for issuers of the underlying securities.

         o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Oil Service HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Involved in the Oil Service Industry

         o Downturns in the oil and gas industry have had, and may in the future have, a negative effect on the sales and profitability of oil service companies. Oil service companies depend upon the level of activity in oil and gas exploration and production for their revenues. Negative short-term and long-term trends in oil and gas prices affect the level of this activity. Factors that contribute to the volatility of oil and gas prices include the following:

         o the ability of the Organization of Petroleum Exporting Countries (OPEC) to set and maintain production levels and pricing;

                  o        the level of production in non-OPEC countries;

                  o the demand for oil and gas, which is negatively impacted by economic downturns;

                  o the policies of various governments regarding exploration and development of oil and gas reserves;

                  o        advances in exploration and development technology;
                           and

                  o        the political environment of oil-producing regions.

                  Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, may decrease the market price of oil service stocks. For example, the war in Iraq and related events may cause disruptions in the supply of oil, which may adversely affect the business of the companies included in the Oil Service HOLDRS. There can also be no assurance that any future terrorist attacks or other acts of war will not have a negative effect on the market price of oil service stocks. Similar declines in crude oil prices may adversely affect the business of the companies included in the Oil Service HOLDRS.


                  As a result of fluctuations in the trading prices of the companies included in the Oil Service HOLDRS, the trading price of Oil Service HOLDRS has fluctuated significantly. The initial offering price of Oil Service HOLDRS, on approximately February 11, 2001, was $96.42, and during 2005, the price of an Oil Service HOLDR reached a high of $134.84 and a low of $81.23.


         o The oil service industry is exposed to significant and numerous operating hazards. Oil service companies' operations are subject to hazards inherent in the oil and gas industry, such as fire, explosion, blowouts, loss of well control and oil spills. The occurrence of any of these events can cause personal injury or loss of life, damage to property, equipment, the environment and marine life, and delays to or suspension of operations. Operations also may be suspended because of machinery breakdowns, abnormal drilling conditions, failure of subcontractors to perform or supply goods or services and personnel shortages. In addition, oil service companies with offshore drilling operations are subject to perils peculiar to marine operations, including capsizing of drilling rigs or other equipment, grounding, collision and loss or damage from severe weather; and insurance and indemnification agreements may not provide complete protection against these losses.

         o Oil service companies operate in a highly competitive and cyclical industry, with intense price competition. The oil service industry is highly competitive with numerous industry participants, none of which has a dominant market share at the present time. Drilling contracts are traditionally awarded on a competitive bid process. Intense price competition is often the primary factor in determining which qualified contractor is awarded a job. In addition, the oil service industry has historically been extremely cyclical. During periods of slower growth or depressed market conditions, oil service companies compete more aggressively for contracts that result in increased contractual liabilities and lower revenues.

         o The revenues of oil service companies may be negatively affected by contract termination and renegotiation. Many of the companies included in the Oil Service HOLDRS provide drilling services. In the oil service industry, it is customary for contracts to provide for either automatic termination or termination at the option of the customer if the drilling unit is destroyed or lost or if drilling operations are suspended for a specified period of time as a result of events beyond the control of either party or because of breakdown of equipment. In periods of depressed market conditions, the customers of oil service companies may not honor the terms of existing contracts and may terminate contracts or seek to renegotiate contract rates and terms to reduce their obligations.

         o The international operations of the companies included in the Oil Service HOLDRS expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. The companies included in the Oil Service HOLDRS have international operations that are essential parts of their businesses. The risks of international business that these companies are exposed to include the following:

                  o volatility in general economic, social and political conditions;

                  o differing tax rates, tariffs, exchange controls or other similar restrictions;

                  o        inability to repatriate income or capital;

                  o changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions;

                  o reduction in the number or capacity of personnel in international markets; and

                  o        seizure of equipment.

         o Oil service companies are subject to extensive federal, state, local and foreign regulatory laws, rules and regulations. Oil service companies are subject to extensive laws and regulations in various countries. The adoption of laws and regulations curtailing exploration and development drilling for oil and gas for economic, environmental and other policy reasons may adversely affect the operations of oil service companies' by limiting available drilling and other opportunities in the oil service industry. Oil service companies may also be required to make significant capital expenditures to comply with governmental laws and regulations. It is also possible that these laws and regulations may significantly add to operating costs. Failure to comply with these laws and regulations could subject oil service companies to substantial civil and criminal penalties as well as potential court injunctions.

         o Compliance with or breach of environmental laws can be costly for oil service companies. The operations of oil service companies are subject to regulations controlling the discharge of materials into the environment, requiring removal and cleanup of materials that may harm the environment or otherwise relating to the protection of the environment. Laws and regulations protecting the environment have tended to become more stringent in recent years, and may in some cases render a company liable for environmental damage without regard to negligence of fault on the part of that company. These laws and regulations may expose oil service companies to liability for the conduct of or conditions caused by others or for acts that were in compliance with all applicable laws at the time they were performed. The application of these requirements or the adoption of new requirements could have a material adverse effect on the operating results and financial condition of oil service companies included in the Oil Service HOLDERS.

         o Many oil services companies are susceptible to adverse weather conditions in the regions in which they operate. As a result, the businesses of oil services companies may be adversely affected by severe weather in those regions where they have significant operations. Repercussions of severe weather conditions may include:

         o        evacuation of personnel and curtailment of services;

         o weather related damage to offshore drilling rigs resulting in suspension of operations;

         o        weather related damage to our facilities;

         o inability to deliver materials to jobsites in accordance with contract schedules; and

         o        loss of productivity.

                        HIGHLIGHTS OF OIL SERVICE HOLDRS


         This discussion highlights information regarding Oil Service HOLding Company Depositary ReceiptS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Oil Service HOLDRS.


Issuer.................................      Oil Service HOLDRS Trust.

The trust..............................      The Oil Service HOLDRS Trust was
                                             formed under the depositary trust
                                             agreement, dated as of February 6,
                                             2001 among The Bank of New York, as
                                             trustee, Merrill Lynch, Pierce,
                                             Fenner & Smith Incorporated, other
                                             depositors and the owners of the
                                             Oil Service HOLDRS. The trust is
                                             not a registered investment company
                                             under the Investment Company Act of
                                             1940.

Initial depositor......................      Merrill Lynch, Pierce, Fenner &
                                             Smith Incorporated.

Trustee................................      The Bank of New York, a New York
                                             state- chartered banking
                                             organization, is the trustee and
                                             receives compensation as set forth
                                             in the depositary trust agreement.
                                             The trustee is responsible for
                                             receiving deposits of underlying
                                             securities and delivering Oil
                                             Service HOLDRS representing the
                                             underlying securities issued by the
                                             trust. The trustee holds the
                                             underlying securities on behalf of
                                             the holders of Oil Service HOLDRS.

Purpose of Oil Service HOLDRS..........      Oil Service HOLDRS are designed to
                                             achieve the following:

                                             Diversification. Oil Service HOLDRS
                                             are designed to allow you to
                                             diversify your investments in the
                                             oil service industry through a
                                             single, exchange-listed instrument
                                             representing your undivided
                                             beneficial ownership of the
                                             underlying securities.

                                             Flexibility. The beneficial owners
                                             of Oil Service HOLDRS have
                                             undivided beneficial ownership
                                             interests in each of the underlying
                                             securities represented by the Oil
                                             Service HOLDRS, and can cancel
                                             their Oil Service HOLDRS to receive
                                             each of the underlying securities
                                             represented by the Oil Service
                                             HOLDRS.

                                             Transaction costs. The expenses
                                             associated with buying and selling
                                             Oil Service HOLDRS in the secondary
                                             market are expected to be less than
                                             separately buying and selling each
                                             of the underlying securities in a
                                             traditional brokerage account with
                                             transaction-based charges.

Trust assets...........................      The trust holds shares of common
                                             stock issued by specified companies
                                             that, when initially selected, were
                                             involved in the oil service
                                             industry. Except when a
                                             reconstitution event, distribution
                                             of securities by an
                                             underlying issuer or other event
                                             occurs, the group of companies will
                                             not change. Reconstitution events
                                             are described in this prospectus
                                             under the heading "Description of
                                             the Depositary Trust
                                             Agreement--Distributions" and
                                             "--Reconstitution events." There
                                             are currently 18 companies included
                                             in the Oil Service HOLDRS.

                                             The trust's assets may increase or
                                             decrease as a result of in-kind
                                             deposits and withdrawals of the
                                             underlying securities during the
                                             life of the trust.

The Oil Service HOLDRS.................      The trust has issued, and may
                                             continue to issue, Oil Service
                                             HOLDRS that represent an undivided
                                             beneficial ownership interest in
                                             the shares of common stock that are
                                             held by the trust on your behalf.
                                             The Oil Service HOLDRS themselves
                                             are separate from the underlying
                                             securities that are represented by
                                             the Oil Service HOLDRS.

                                             The following table provides:

                                             o     the names of the 18 issuers
                                                   of the underlying securities
                                                   currently represented by the
                                                   Oil Service HOLDRS,

                                             o     the stock ticker symbols,

                                             o     the share amounts currently
                                                   represented by a round-lot of
                                                   100 Oil Service HOLDRS, and

                                             o     the principal U.S. market on
                                                   which the shares of common
                                                   stock of the selected
                                                   companies are traded.


                                                                        Primary
                                                                         U.S.
                                                            Share       Trading
                      Name of Company              Ticker    Amounts    Market
           ------------------------------------- --------- ---------- ---------
           Baker Hughes Incorporated              BHI       21         NYSE
           BJ Services Company                    BJS       28         NYSE
           Cooper Cameron Corporation (1)         CAM       8          NYSE
           Diamond Offshore Drilling, Inc.        DO        11         NYSE
           ENSCO International Incorporated       ESV       11         NYSE
           GlobalSantaFe Corp.                    GSF       19.975     NYSE
           Grant Prideco, Inc.                    GRP       9          NYSE
           Halliburton Company                    HAL       22         NYSE
           Hanover Compressor Company             HC        5          NYSE
           Nabors Industries, Inc.                NBR       12         NYSE
           National-Oilwell Varco, Inc.           NOV       7          NYSE
           Noble Corporation                      NE        11         NYSE
           Rowan Companies, Inc.                  RDC       8          NYSE
           Schlumberger Ltd. (2)                  SLB       11         NYSE
           Smith International, Inc.              SII       16         NYSE
           Tidewater Inc.                         TDW       5          NYSE
           Transocean Inc.                        RIG       18         NYSE
           Weatherford International, Inc. (3)    WFT       18         NYSE

(1) Effective December 21, 2005, deposits of Cooper Cameron Corp. common stock (NYSE: "CAM") for the creation of Oil Services HOLDRS will increase to 8 CAM (instead of 4 CAM) per round lot of 100 Oil Services HOLDRS(SM) due to the 2 for 1 stock split of Cooper Cameron Corp.

(2) Effective April 13, 2006, deposits of Schlumberger Limited Common Stock (NYSE: "SLB") for creation of the Oil Services HOLDRS will increase to 22 SLB (instead of 11 SLB) per round lot of 100 Oil Services HOLDRS due to the anticipated 2 for 1 stock split of Schlumberger Limited.

(3) Effective December 6, 2005, deposits of Weatherford International Ltd. common stock (NYSE: "WFT") for the creation of Oil Services HOLDRS increased to 18 WFT (instead of 9 WFT) per round lot of 100 Oil Services HOLDRS(SM) due to the 2 for 1 stock split of Weatherford International Ltd.




                                             The companies whose securities were
                                             included in the Oil Service HOLDRS
                                             at the time Oil Service HOLDRS were
                                             originally issued generally were
                                             considered to be among the 20
                                             largest and most liquid companies
                                             with U.S. traded common stock
                                             involved in the oil service
                                             industry, as measured by market
                                             capitalization and
                                             trading volume on December 12,
                                             2000. The market capitalization of
                                             a company is determined by
                                             multiplying the market price of its
                                             common stock by the number of its
                                             outstanding shares of common stock.


                                             The trust only will issue and
                                             cancel, and you only may obtain,
                                             hold, trade or surrender Oil
                                             Service HOLDRS in a round-lot of
                                             100 Oil Service HOLDRS and
                                             round-lot multiples. The trust will
                                             only issue Oil Service HOLDRS upon
                                             the deposit of the whole shares
                                             represented by a round-lot of 100
                                             Oil Service HOLDRS. In the event
                                             that a fractional share comes to be
                                             represented by a round-lot of Oil
                                             Service HOLDRS, the trust may
                                             require a minimum of more than one
                                             round-lot of 100 Oil Service HOLDRS
                                             for an issuance so that the trust
                                             will always receive whole share
                                             amounts for issuance of Oil Service
                                             HOLDRS.

                                             The number of outstanding Oil
                                             Service HOLDRS will increase and
                                             decrease as a result of in- kind
                                             deposits and withdrawals of the
                                             underlying securities. The trust
                                             will stand ready to issue
                                             additional Oil Service HOLDRS on a
                                             continuous basis when an investor
                                             deposits the required number of
                                             shares of common stock with the
                                             trustee.

Purchases...............................     You may acquire Oil Service HOLDRS
                                             in two ways:

                                             o     through an in-kind deposit of
                                                   the required number of shares
                                                   of common stock of the
                                                   underlying issuers with the
                                                   trustee, or

                                             o     through a cash purchase in
                                                   the secondary trading market.

Issuance and cancellation fees..........     If you wish to create Oil Service
                                             HOLDRS by delivering to the trust
                                             the requisite shares of common
                                             stock represented by a round-lot of
                                             100 Oil Service HOLDRS, The Bank of
                                             New York, as trustee, will charge
                                             you an issuance fee of up to $10.00
                                             for each round-lot of 100 Oil
                                             Service HOLDRS. If you wish to
                                             cancel your Oil Service HOLDRS and
                                             withdraw your underlying
                                             securities, The Bank of New York as
                                             trustee will charge you a
                                             cancellation fee of up to $10.00
                                             for each round-lot of 100 Oil
                                             Service HOLDRS.

Commissions.............................     If you choose to deposit underlying
                                             securities in order to receive Oil
                                             Service HOLDRS you will be
                                             responsible for paying any sales
                                             commission associated with your
                                             purchase of the underlying
                                             securities that is charged by your
                                             broker in addition to the issuance
                                             fee charged by the trustee
                                             described above.

Custody fees............................     The Bank of New York, as trustee
                                             and as custodian, will charge you a
                                             quarterly custody fee of $2.00 for
                                             each
                                             round-lot of 100 Oil Service
                                             HOLDRS, to be deducted from any
                                             cash dividend or other cash
                                             distributions on underlying
                                             securities received by the trust.
                                             With respect to the aggregate
                                             custody fee payable in any calendar
                                             year for each Oil Service HOLDR,
                                             the trustee will waive that portion
                                             of the fee which exceeds the total
                                             cash dividends and other cash
                                             distributions received, or to be
                                             received, and payable with respect
                                             to such calendar year.

Rights relating to Oil Service HOLDRS...     You have the right to withdraw the
                                             underlying securities upon request
                                             by delivering a round- lot or
                                             integral multiple of a round-lot of
                                             Oil Service HOLDRS to the trustee,
                                             during the trustee's business
                                             hours, and paying the cancellation
                                             fees, taxes, and other charges. You
                                             should receive the underlying
                                             securities no later than the
                                             business day after the trustee
                                             receives a proper notice of
                                             cancellation. The trustee will not
                                             deliver fractional shares of
                                             underlying securities. To the
                                             extent that any cancellation of Oil
                                             Service HOLDRS would otherwise
                                             require the delivery of a
                                             fractional share, the trustee will
                                             sell the fractional share in the
                                             market and the trust, in turn, will
                                             deliver cash in lieu of such
                                             fractional share. Except with
                                             respect to the right to vote for
                                             dissolution of the trust, the Oil
                                             Service HOLDRS themselves will not
                                             have voting rights.

Rights relating to the underlying
securities..............................     Oil Service HOLDRS represents your
                                             beneficial ownership of the
                                             underlying securities. Owners of
                                             Oil Service HOLDRS have the same
                                             rights and privileges as if they
                                             owned the underlying securities
                                             beneficially outside of Oil Service
                                             HOLDRS. These include the right to
                                             instruct the trustee to vote the
                                             underlying securities or you may
                                             attend shareholder meetings
                                             yourself, the right to receive any
                                             dividends and other distributions
                                             on the underlying securities that
                                             are declared and paid to the
                                             trustee by an issuer of an
                                             underlying security, the right to
                                             pledge Oil Service HOLDRS and the
                                             right to surrender Oil Service
                                             HOLDRS to receive the underlying
                                             securities. Oil Service HOLDRS does
                                             not change your beneficial
                                             ownership in the underlying
                                             securities under United States
                                             federal securities laws, including
                                             sections 13(d) and 16(a) of the
                                             Securities Exchange Act of 1934. As
                                             a result, you have the same
                                             obligations to file insider trading
                                             reports that you would have if you
                                             held the underlying securities
                                             outside of Oil Service HOLDRS.
                                             However, due to the nature of Oil
                                             Service HOLDRS, you will not be
                                             able to participate in any dividend
                                             reinvestment program of an issuer
                                             of underlying securities unless you
                                             cancel your Oil Service HOLDRS (and
                                             pay the applicable fees) and
                                             receive all of the underlying
                                             securities.


                                             A holder of Oil Service HOLDRS is
                                             not a registered owner of the
                                             underlying securities. In order to
                                             become a registered owner, a holder
                                             of Oil Service HOLDRS
                                             would need to surrender their Oil
                                             Service HOLDRS, pay the applicable
                                             fees and expenses, receive all of
                                             the underlying securities and
                                             follow the procedures established
                                             by the issuers of the underlying
                                             securities for registering their
                                             securities in the name of such
                                             holder.

                                             You retain the right to receive any
                                             reports and communications that the
                                             issuers of underling securities are
                                             required to send to beneficial
                                             owners of their securities. As
                                             such, you will receive such reports
                                             and communications from the broker
                                             through which you hold your Oil
                                             Service HOLDRS in the same manner
                                             as if you beneficially owned your
                                             underlying securities outside of
                                             Oil Service HOLDRS in "street name"
                                             through a brokerage account. The
                                             trustee will not attempt to
                                             exercise the right to vote that
                                             attaches to, or give a proxy with
                                             respect to, the underlying
                                             securities other than in accordance
                                             with your instructions.

                                             The depositary trust agreement
                                             entitles you to receive, subject to
                                             certain limitations and net of any
                                             fees and expenses of the trustee,
                                             any distributions of cash
                                             (including dividends), securities
                                             or property made with respect to
                                             the underlying securities. However,
                                             any distribution of securities by
                                             an issuer of underlying securities
                                             will be deposited into the trust
                                             and will become part of the
                                             underlying securities unless the
                                             distributed securities are not
                                             listed for trading on a U.S.
                                             national securities exchange or
                                             through the Nasdaq National Market
                                             System or the distributed
                                             securities have a Standard & Poor's
                                             GICS sector classification that is
                                             different from the GICS sector
                                             classifications represented in the
                                             Oil Service HOLDRS at the time of
                                             the distribution. In addition, if
                                             the issuer of underlying securities
                                             offers rights to acquire additional
                                             underlying securities or other
                                             securities, the rights may be
                                             distributed to you, may be disposed
                                             of for your benefit or may lapse.

                                             There may be a delay between the
                                             time any cash or other distribution
                                             is received by the trustee with
                                             respect to the underlying
                                             securities and the time such cash
                                             or other distributions are
                                             distributed to you. In addition,
                                             you are not entitled to any
                                             interest on any distribution by
                                             reason of any delay in distribution
                                             by the trustee. If any tax or other
                                             governmental charge becomes due
                                             with respect to Oil Service HOLDRS
                                             or any underlying securities, you
                                             will be responsible for paying that
                                             tax or governmental charge.

                                             If you wish to participate in a
                                             tender offer for any of the
                                             underlying securities, or any form
                                             of stock repurchase program by an
                                             issuer of an underlying security,
                                             you must surrender your Oil Service
                                             HOLDRS (and pay the applicable fees
                                             and expenses) and receive all of
                                             your underlying securities in
                                             exchange for your Oil Service

                                             HOLDRS. For specific information
                                             about obtaining your underlying
                                             securities, you should read the
                                             discussion under the caption
                                             "Description of the Depositary
                                             Trust Agreement--Withdrawal of
                                             Underlying Securities."


Ownership rights in fractional shares
in the underlying securities............     As a result of distributions of
                                             securities by companies included in
                                             the Oil Service HOLDRS or other
                                             corporate events, such as mergers,
                                             an Oil Service HOLDR may represent
                                             an interest in a fractional share
                                             of an underlying security. You are
                                             entitled to receive distributions
                                             proportionate to your fractional
                                             shares.

                                             In addition, you are entitled to
                                             receive proxy materials and other
                                             shareholder communications and you
                                             are entitled to exercise voting
                                             rights proportionate to your
                                             fractional shares. The trustee will
                                             aggregate the votes of all of the
                                             share fractions represented by Oil
                                             Service HOLDRS and will vote the
                                             largest possible number of whole
                                             shares. If, after aggregation,
                                             there is a fractional remainder,
                                             this fraction will be ignored,
                                             because the issuer will only
                                             recognize whole share votes. For
                                             example, if 100,001 round-lots of
                                             100 Oil Service HOLDRS are
                                             outstanding and each round-lot of
                                             100 Oil Service HOLDRS represents
                                             1.75 shares of an underlying
                                             security, there will be 175,001.75
                                             votes of the underlying security
                                             represented by Oil Service HOLDRS.
                                             If holders of 50,000 round-lots of
                                             100 Oil Service HOLDRS vote their
                                             underlying securities "yes" and
                                             holders of 50,001 round-lots of 100
                                             Oil Service HOLDRS vote their
                                             underlying securities "no", there
                                             will be 87,500 affirmative votes
                                             and 87,501.75 negative votes. The
                                             trustee will ignore the .75
                                             negative votes and will deliver to
                                             the issuer 87,500 affirmative votes
                                             and 87,501 negative votes.

Reconstitution events....................    The depositary trust agreement
                                             provides for the automatic
                                             distribution of underlying
                                             securities from the Oil Service
                                             HOLDRS to you in the following four
                                             circumstances:

                                             A.    If an issuer of underlying
                                                   securities no longer has a
                                                   class of securities
                                                   registered under section 12
                                                   of the Securities Exchange
                                                   Act of 1934, then the trustee
                                                   will distribute the shares of
                                                   that company to the owners of
                                                   the Oil Service HOLDRS.

                                             B.    If the SEC finds that an
                                                   issuer of underlying
                                                   securities should be
                                                   registered as an investment
                                                   company under the Investment
                                                   Company Act of 1940, and the
                                                   trustee has actual knowledge
                                                   of the SEC finding, then its
                                                   securities will no longer be
                                                   an
                                                   underlying security and the
                                                   trustee will distribute the
                                                   shares of that company to the
                                                   owners of the Oil Service
                                                   HOLDRS.

                                             C.    If the underlying securities
                                                   of an issuer cease to be
                                                   outstanding as a result of a
                                                   merger, consolidation, or
                                                   other corporate combination
                                                   or other event, the trustee
                                                   will distribute the
                                                   consideration paid by and
                                                   received from the acquiring
                                                   company or the securities
                                                   received in exchange for the
                                                   securities of the underlying
                                                   issuer whose securities cease
                                                   to be outstanding to the
                                                   beneficial owners of Oil
                                                   Service HOLDRS, only if the
                                                   distributed securities have a
                                                   different Standard & Poor's
                                                   GICS sector classification
                                                   than any of the underlying
                                                   securities represented in the
                                                   Oil Service HOLDRS at the
                                                   time of the distribution or
                                                   exchange or if the securities
                                                   received are not listed for
                                                   trading on a U.S. national
                                                   securities exchange or
                                                   through the Nasdaq National
                                                   Market System. In any other
                                                   case, the additional
                                                   securities received will be
                                                   deposited into the trust.

                                             D.    If an issuer's underlying
                                                   securities are delisted from
                                                   trading on a U.S. national
                                                   securities exchange or
                                                   through the Nasdaq National
                                                   Market System and are not
                                                   listed for trading on another
                                                   U.S. national securities
                                                   exchange or through the
                                                   Nasdaq National Market System
                                                   within five business days
                                                   from the date the securities
                                                   are delisted.

                                             To the extent a distribution of
                                             underlying securities from the Oil
                                             Service HOLDRS is required as a
                                             result of a reconstitution event,
                                             the trustee will deliver the
                                             underlying security to you as
                                             promptly as practicable after the
                                             date that the trustee has knowledge
                                             of the occurrence of a
                                             reconstitution event.

                                             In addition, securities of a new
                                             company will be added to the Oil
                                             Service HOLDRS, as a result of a
                                             distribution of securities by an
                                             underlying issuer, where a
                                             corporate event occurs, or where
                                             the securities of an underlying
                                             issuer are exchanged for the
                                             securities of another company,
                                             unless the securities received have
                                             a Standard & Poor's GICS sector
                                             classification that is different
                                             from the GICS sector classification
                                             of any other security then included
                                             in the Oil Service HOLDRS or if the
                                             securities received are not listed
                                             for trading on a U.S. national
                                             securities exchange or through the
                                             Nasdaq National Market System.

                                             It is anticipated, as a result of
                                             the broadly defined Standard &
                                             Poor's GICS sectors, that most
                                             distributions or exchanges of
                                             securities will result in the
                                             inclusion of new securities in Oil
                                             Service HOLDRS. The trustee will
                                             review the Standard & Poor's GICS
                                             sector
                                             classifications of securities to
                                             determine whether securities
                                             received as a result of a
                                             distribution by an underlying
                                             issuer or as consideration for
                                             securities included in the Oil
                                             Service HOLDRS or distributed to
                                             you.

Standard & Poor's sector
classifications........................      Standard & Poor's Corporation is an
                                             independent source of market
                                             information that, among other
                                             things, maintains the Global
                                             Industry Classification Standard,
                                             referred to herein as "GICS," which
                                             classifies the securities of public
                                             companies into various sector
                                             classifications based upon GICS
                                             sectors, which are derived from its
                                             own criteria. The GICS
                                             classification standards were
                                             exclusively effective as of January
                                             2, 2002. There are 10 Standard &
                                             Poor's GICS sectors and each class
                                             of publicly traded securities of a
                                             company is given only one GICS
                                             sector classification. The
                                             securities included in the Oil
                                             Service HOLDRS are currently
                                             represented in the Energy GICS
                                             sector. The Standard & Poor's GICS
                                             sector classifications of the
                                             securities included in the Oil
                                             Service HOLDRS may change over time
                                             if the companies that issued these
                                             securities change their focus of
                                             operations or if Standard & Poor's
                                             alters the criteria it uses to
                                             determine GICS sectors, or both.

Termination events.....................      A.    The Oil Service HOLDRS are
                                                   delisted from the American
                                                   Stock Exchange and are not
                                                   listed for trading on another
                                                   U.S. national securities
                                                   exchange or through the
                                                   Nasdaq National Market System
                                                   within five business days
                                                   from the date the Oil Service
                                                   HOLDRS are delisted.

                                             B.    The trustee resigns and no
                                                   successor trustee is
                                                   appointed within 60 days from
                                                   the date the trustee provides
                                                   notice to Merrill Lynch,
                                                   Pierce, Fenner & Smith
                                                   Incorporated, as initial
                                                   depositor, of its intent to
                                                   resign.

                                             C.    Beneficial owners of at least
                                                   75% of outstanding Oil
                                                   Service HOLDRS vote to
                                                   dissolve and liquidate the
                                                   trust.

                                             If a termination event occurs, the
                                             trustee will distribute the
                                             underlying securities to you as
                                             promptly as practicable after the
                                             termination event.

                                             Upon termination of the depositary
                                             trust agreement and prior to
                                             distributing the underlying
                                             securities to you, the trustee will
                                             charge you a cancellation fee of up
                                             to $10.00 per round-lot of 100 Oil
                                             Service HOLDRS surrendered, along
                                             with any taxes or other
                                             governmental charges, if any.

United States Federal income tax
consequences............................     The United States federal income
                                             tax laws will treat a U.S. holder
                                             of Oil Service HOLDRS as directly
                                             owning
                                             the underlying securities. The Oil
                                             Service HOLDRS themselves will not
                                             result in any United States federal
                                             income tax consequences separate
                                             from the tax consequences
                                             associated with ownership of the
                                             underlying securities.


Listing.................................     The Oil Service HOLDRS are listed
                                             on the American Stock Exchange
                                             under the symbol "OIH." On February
                                             15, 2006, the last reported sale
                                             price of the Oil Service HOLDRS on
                                             the American Stock Exchange was
                                             $133.55.


Trading.................................     Investors are only able to acquire,
                                             hold, transfer and surrender a
                                             round-lot of 100 Oil Service
                                             HOLDRS. Bid and ask prices,
                                             however, are quoted per single Oil
                                             Service HOLDR.

Clearance and settlement................     Oil Service HOLDRS have been issued
                                             only in book-entry form. Oil
                                             Service HOLDRS are evidenced by one
                                             or more global certificates that
                                             the trustee has deposited with The
                                             Depository Trust Company, referred
                                             to as DTC. Transfers within DTC
                                             will be in accordance with DTC's
                                             usual rules and operating
                                             procedures. For further information
                                             see "Description of Oil Service
                                             HOLDRS."

                                    THE TRUST

         General. This discussion highlights information about the Oil Service HOLDRS Trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement before you purchase Oil Service HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

         The Oil Service HOLDRS trust. The trust was formed pursuant to the depositary trust agreement, dated as of February 6, 2001. The Bank of New York is the trustee. The Oil Service HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

         The Oil Service HOLDRS trust is intended to hold deposited shares for the benefit of owners of Oil Service HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2041, or earlier if a termination event occurs.

                        DESCRIPTION OF OIL SERVICE HOLDRS

         The trust has issued Oil Service HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." The trust may issue additional Oil Service HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

         You may only acquire, hold, trade and surrender Oil Service HOLDRS in a round-lot of 100 Oil Service HOLDRS and round-lot multiples. The trust will only issue Oil Service HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Oil Service HOLDRS. In the event of a stock split, reverse stock split, or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Oil Service HOLDRS, the trust may require a minimum of more than one round-lot of 100 Oil Service HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Oil Service HOLDRS.

         Oil Service HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Oil Service HOLDRS--The Oil Service HOLDRS."

         Beneficial owners of Oil Service HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in "street name" outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, and the right to cancel Oil Service HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." Oil Service HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934, referred to herein as the Exchange Act.

         The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Oil Service HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Oil Service HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Oil Service HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."

         Oil Service HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Oil Service HOLDRS are available only in book-entry form. Owners of Oil Service HOLDRS hold their Oil Service HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

         Selection criteria. The underlying securities are the common stocks of a group of specified companies that, at the time of selection, among other things, provided drilling, well-site management and related products and services for the oil service industry and whose common stock is registered under section 12 of the Securities Exchange Act. The issuers of the underlying securities were, at the time of selection, considered to be among the largest, most liquid companies involved in the oil service industry as measured by market capitalization and trading volume. The companies initially included in the Oil Service HOLDRS also met the following minimum selection criteria as of December 12, 2000:

         o        Market capitalization equal to or greater than $500 million;

         o Average daily trading volume of at least 100,000 shares over the 60 trading days before December 12, 2000;

         o Average daily dollar volume (that is, the average daily trading volume multiplied by the average closing price over the 60 day period prior to December 12, 2000) of at least $5 million over the 60 trading days before December 12, 2000; and

         o        A trading history of at least 90 calendar days.

         The market capitalization of a company is determined by multiplying the market price of its common stock by the number of its outstanding shares of common stock. In determining whether a company was to be considered for inclusion in the Oil Service HOLDRS, Merrill Lynch, Pierce, Fenner & Smith Incorporated examined available public information about the company, including analysts' reports and other independent market sources. The ultimate determination of the inclusion of the specified companies, however, rested solely within the discretion of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

         The Oil Service HOLDRS may no longer consist exclusively of securities issued by companies involved in various segments of the oil service industry. In addition, as a result of a reconstitution event, a distribution of securities, or other event the securities of a non-oil service company may be included in the Oil Service HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security continues to have a leading market capitalization and will undertake to make adequate disclosure when necessary.

         Underlying securities. For a list of the underlying securities represented by Oil Service HOLDRS, please refer to "Highlights of Oil Service HOLDRS--The Oil Service HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.


         No investigation. Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, has not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Oil Service HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective affiliates.


         General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

         The following table and graph set forth the composite performance of all of the 18 underlying securities currently represented by a single Oil Service HOLDR, measured at the close of the business day on March 21, 2000, and thereafter as of the end of each month through February 14, 2006. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

                      Closing                        Closing                       Closing                    Closing
                      -------                        -------                       -------                    -------
        2000           Price           2001           Price          2002           Price       2003           Price
        ----           -----           ----           -----          ----           -----       ----           -----
March 21........       73.22     January 31.....      88.05    January 31.....      58.65   January 31..       54.63
March 31........       81.71     February 28....      87.07    February 28....      62.19   February 28.       57.78
April 28........       80.55     March 30.......      80.23    March 28.......      68.89   March 31....       55.03
May 31..........       86.44     April 30.......      92.17    April 30.......      71.51   April 30....       55.21
June 30.........       83.31     May 31.........      88.41    May 31.........      71.22   May 30......       64.18
July 31.........       81.69     June 29........      70.11    June 28........      61.28   June 30.....       60.14
August 31.......       93.53     July 31........      64.33    July 31........      52.80   July 31.....       55.88
September 29....       92.47     August 31......      55.52    August 30......      53.58   August 29...       60.71
October 31......       80.35     September 28...      47.13    September 30...      50.06   September 30       57.50
November 30.....       67.52     October 31.....      57.31    October 31.....      53.96   October 31..       56.14
December 29.....       86.19     November 30....      55.32    November 29....      58.82   November 28.       55.23
                                 December 31....      60.95    December 31....      57.42   December 31.       62.03

                      Closing                        Closing                       Closing
                      -------                        -------                       -------
        2004           Price         2005             Price        2006             Price
        ----           -----         ----             -----        ----             -----
January 30......       67.76     January 31.....      88.96    January 31.....      155.79
February 27.....       72.89     February 28....      97.57    February 14....      137.09
March 31........       70.37     March 31.......      96.36
April 30........       69.46     April 29.......      89.03
May 28..........       66.28     May 31.........      93.23
June 30.........       72.23     June 30........      102.06
July 30.........       74.92     July 29........      113.07
August 31.......       73.51     August 31......      119.48
September 30....       81.97     September 30...      123.84
October 29......       81.16     October 31.....      117.28
November 30.....       86.07     November 30....      124.84
December 31.....       85.18     December 30....      128.82



                                [GRAPHIC OMITTED]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

         General. The depositary trust agreement, dated as of February 6, 2001, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Oil Service HOLDRS, provides that Oil Service HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies.

         The trustee. The Bank of New York serves as trustee for the Oil Service HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

         Issuance, transfer and surrender of Oil Service HOLDRS. You may create and cancel Oil Service HOLDRS only in round-lots of 100 Oil Service HOLDRS. You may create Oil Service HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Oil Service HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Oil Service HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Oil Service HOLDRS, the trust may require a minimum of more than one round-lot of 100 Oil Service HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Oil Service HOLDRS. Similarly, you must surrender Oil Service HOLDRS in integral multiples of 100 Oil Service HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Oil Service HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

         Voting rights. You will receive proxy solicitation materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

         Under the depositary trust agreement, any beneficial owner of Oil Service HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, owning Oil Service HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

         Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Oil Service HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or such securities have a different Standard & Poor's GICS sector classification than any of the underlying securities in the Oil Service HOLDRS at the time of the distribution of such securities. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933. Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee. In all other cases, the rights will lapse.

         You will be obligated to pay any tax or other charge that may become due with respect to Oil Service HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Oil Service HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Oil Service HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

         Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

         Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

         Withdrawal of underlying securities. You may surrender your Oil Service HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Oil Service HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Oil Service HOLDRS.

         Further issuances of Oil Service HOLDRS. The depositary trust agreement provides for further issuances of Oil Service HOLDRS on a continuous basis without your consent.

         Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in the following four circumstances:

         A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Exchange Act, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Oil Service HOLDRS.

         B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Oil Service HOLDRS.

         C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Oil Service HOLDRS, only if the distributed securities have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in the Oil Service HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the NASDAQ National Market System. In any other case, the additional securities received as consideration will be deposited into the trust.

         D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

         To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

         As provided in the depositary trust agreement, securities of a new company will be added to the Oil Service HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor's GICS sector classification than the underlying securities represented in the Oil Service HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

         It is anticipated, as a result of the broadly defined GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in the Oil Service HOLDRS. The trustee will review the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Oil Service HOLDRS will be distributed from the Oil Service HOLDRS to you.

         Standard & Poor's sector classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective on January 2, 2002. There are 10 Standard & Poor's GICS sectors and each class of publicly traded securities of a company is given only one GICS sector. The securities included in the Oil Service HOLDRS are currently represented in the Energy GICS sector. The Standard & Poor's GICS sector classifications of the securities included in the Oil Service HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both.

         Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign. Upon termination, the beneficial owners of Oil Service HOLDRS will surrender their Oil Service HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Oil Service HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Oil Service HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Oil Service HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

         If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

         Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Oil Service HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Oil Service HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Oil Service HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Oil Service HOLDRS.

         Issuance and cancellation fees. If you wish to create Oil Service HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Oil Service HOLDRS. If you wish to cancel your Oil Service HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Oil Service HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

         Commissions. If you choose to create or cancel Oil Service HOLDRS you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that are charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee, described above.

         Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Oil Service HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Oil Service HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

         Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

         Governing law. The depositary trust agreement and the Oil Service HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

         Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Oil Service HOLDRS.

         The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

         The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Oil Service HOLDRS for:

         o        an individual who is a citizen or resident of the United
                  States;


         o        a corporation (or an entity treated as a corporation for U.S.
                  federal income tax purposes) created or organized in or under the laws of the United States or any state thereon or the District of Columbia;


         o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

         o a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or
                  (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (a "U.S. receipt holder"); and


         o any individual, corporation, estate or trust that is not a U.S. receipt holder (a "non-U.S. receipt holder").

                  If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Oil Service HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership. Partnerships acquiring Oil Service HOLDRS, and partners in such partnerships, should consult their tax advisors.

         This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Oil Service HOLDRS as part of a conversion, straddle or other hedging transaction, certain former citizens and residents of the United States and persons subject to the alternative minimum tax.. In addition, this discussion generally is limited to investors who will hold the Oil Service HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Moreover, this discussion does not address Europe 2001 held by a partnership or other flow through entity. We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.



         Taxation of the trust

         The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

         Taxation of Oil Service HOLDRS

         A receipt holder purchasing and owning Oil Service HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Oil Service HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

         Qualified dividend income received in respect of Oil Service HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates. Qualified dividend income includes dividends received from domestic corporations and "qualified foreign corporations," as such term is defined below under "Special considerations with respect to underlying securities of foreign issuers." In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder's holding period with respect to an underlying security may be tolled for any period in which such holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction. Special rules apply to a U.S. receipt holder who leverages its investment in Oil Service HOLDRS. U.S. receipt holders that are corporations may be eligible for a dividend-received deduction in respect of dividends received from domestic corporations.

         A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Oil Service HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Oil Service HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Oil Service HOLDRS. Similarly, with respect to sales of Oil Service HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Oil Service HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

         The distribution of any securities by the trust upon the surrender of Oil Service HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares. The receipt holder's aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

         Brokerage fees and custodian fees

         The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Oil Service HOLDRS will reduce the amount realized with respect to the underlying securities.

         A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

         Special considerations with respect to underlying securities of foreign issuers

         If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

         As discussed above, dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a "qualified foreign corporation" will be eligible for U.S. federal income taxation at preferential rates. A qualified foreign corporation includes:

o a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program,

o a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States, and

o    a corporation that is incorporated in a possession of the United States but will not include:

o    a passive foreign investment company (as defined below),

o    a foreign personal holding company (as specially defined in the Code), or

o    a foreign investment company (as specially defined in the Code).


     The foreign personal holding company rules and the foreign investment company rules have generally been repealed for taxable years of foreign corporations beginning after December 31, 2004.


     If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.


     Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute "passive income" or, in the case of some U.S. holders, "financial services income." For taxable years beginning after December 31, 2006, the number of specific classes of income for which a separate limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated will be reduced to two types of income, "passive income" and "general income." In addition, dividends distributed by a foreign issuer that constitutes "financial services income" with respect to a U.S. Holder will be treated as constituting "general income." For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

     Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes. With respect to these issuers, holders of Oil Service HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes. In some cases, however, the holders of Oil Service HOLDRS may have to independently apply to a foreign tax authority for a refund of withheld taxes.

     Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). The Initial Depositor is not aware that any of the foreign issuers of the underlying securities is currently a PFIC, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. The Initial Depositor will notify the trustee, who in turn will notify the receipt holders, if it becomes aware that any of the foreign issuers is a

PFIC. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

o    at least 75% of its gross income is "passive income;" or

o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

     Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.


     If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Oil Service HOLDRS or of the underlying securities or upon the receipt of "excess distributions." To avoid the interest charge provisions described in the preceding sentence, a U.S. receipt holder can make one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.


         Non-U.S. receipt holders


     A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. A non-U.S. receipt holder who wishes to claim a reduction in withholding under the benefit of an applicable tax treaty must comply with certification requirements. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

     A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

     With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a corporate non- U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.


     A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

     A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Oil Service HOLDRS or of the underlying securities unless:

o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

o in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or


o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer. It is expected that the underlying securities are currently "regularly traded on an established securities market" although no assurances can be made that the securities will continue to be so traded.


     Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

         Backup withholding and information reporting


     Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. receipt holders will be reported on Internal Revenue Service Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.


     The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service on a timely basis.

     The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

     Any plan fiduciary which proposes to have a plan acquire Oil Service HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of ERISA and the Internal Revenue Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Oil Service HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

     In accordance with the depositary trust agreement, the trust issued Oil Service HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Oil Service HOLDRS. The trust delivered the initial distribution of Oil Service HOLDRS against deposit of the underlying securities in New York, New York on approximately February 11, 2001.

     Investors who purchase Oil Service HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the details of their brokerage accounts for details on applicable charges.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which they have received and will receive customary fees and commissions. Merrill Lynch, Pierce, Fenner & Smith Incorporated also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Oil Service HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Oil Service HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

                                  LEGAL MATTERS

     Legal matters, including the validity of the Oil Service HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of the Oil Service HOLDRS, by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Oil Service HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Oil Service HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

     The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Securities Exchange Act of 1934. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.

     Because the common stock of the issuers of the underlying securities is registered under the Securities Exchange Act of 1934, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. However, some of the issuers of the underlying securities may be considered foreign issuers. The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR. Therefore, this information may not be accessible through the SEC's Web site. Information regarding the issuers of the underlying securities may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

     The trust and the selling group and their affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Oil Service HOLDRS. This prospectus relates only to Oil Service HOLDRS and does not relate to the other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Oil Service HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the Oil Service HOLDRS have been publicly disclosed.

                                     ANNEX A


     This annex forms an integral part of the prospectus. The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 2001, 2002, 2003, 2004 and 2005, through February 14, 2006. The historical prices of the underlying securities should not be taken as an indication of future performance.


                         BAKER HUGHES INCORPORATED (BHI)


     Baker Hughes Incorporated supplies wellbore-related products and technology services and systems to the worldwide oil and natural gas industry. Baker Hughes provides products and services for drilling, formation evaluation, completion and production of oil and natural gas wells. The company operates in seven divisions: Baker Atlas, Baker Hughes Drilling Fluids (BHDF), Baker Oil Tools
(BOT), Baker Petrolite, Centrilift, Hughes Christensen and INTEQ. The Baker Atlas division provides formation evaluation and wireline completion and production services for oil and natural gas wells. The BHDF division provides drilling fluids, completion fluids and fluids environmental services. The BOT division offers downhole completion, workover and fishing equipment and services. The Baker Petrolite division provides specialty chemicals primarily to oil and natural gas production, refining, pipeline transportation, petrochemical, agricultural and iron and steel manufacturing industries. The Centrilift division manufactures and supplies electrical submersible pump systems and progressing cavity pump systems. The Hughes Christensen division offers drill bits, primarily Tricone roller cone bits and fixed-cutter polycrystalline diamond compact bits, to the oil and natural gas industry. The INTEQ division supplies drilling and evaluation services, which include directional drilling, measurement-while-drilling and logging-while-drilling services.


              Closing               Closing             Closing              Closing            Closing            Closing
    2001      Price      2002       Price    2003       Price     2004       Price    2005      Price     2006     Price
-----------   -------  ---------    ------  --------    -------  ---------   ------  --------   -------  --------  --------
January       41.35    January       35.20  January     30.26    January     35.08   January    43.30    January    77.44
February      39.20    February      35.31  February    31.02    February    37.62   February   47.28    February
March         36.31    March         38.25  March       29.93    March       36.48   March      44.49    March
April         39.29    April         37.68  April       28.00    April       36.68   April      44.12    April
May           39.40    May           36.65  May         33.05    May         34.03   May        46.19    May
June          33.50    June          33.29  June        33.57    June        37.65   June       51.16    June
July          35.58    July          26.80  July        31.41    July        40.30   July       56.54    July
August        32.94    August        27.50  August      33.46    August      39.33   August     58.75    August
September     28.95    September     29.03  September   29.59    September   43.72   September  59.68    September
October       35.83    October       29.05  October     28.26    October     42.83   October    54.96    October
November      32.97    November      32.74  November    28.86    November    44.33   November   57.35    November
December      36.47    December      32.19  December    32.16    December    42.67   December   60.78    December

The closing price on February 14, 2006 was $67.19.

                           BJ SERVICES COMPANY (BJS)


     BJ Services Company provides pressure pumping and other oilfield services to the petroleum industry. BJ Services also provides other oilfield services and products including, specialty chemicals, tubular services, process and pipeline services and completion tools and completion fluids services. The company provides pressure pumping services to independent oil and natural gas producing companies, as well as national oil companies.





              Closing               Closing             Closing              Closing            Closing            Closing
    2001      Price      2002       Price    2003       Price     2004       Price     2005     Price      2006    Price
-----------   -------  ---------    ------  --------    -------  ---------   ------  --------   -------  --------  --------
January       19.57    January       15.50  January     15.29    January     19.57   January    24.03    January     40.49
February      19.00    February      16.58  February    17.19    February    21.65   February   24.98    February
March         17.80    March         17.24  March       17.20    March       21.64   March      25.94    March
April         10.28    April         18.37  April       18.26    April       22.25   April      24.38    April
May           18.75    May           18.76  May         20.36    May         20.95   May        25.18    May
June          14.50    June          16.94  June        18.68    June        22.92   June       26.64    June
July          12.61    July          15.95  July        17.13    July        24.83   July       30.50    July
August        11.22    August        15.25  August      18.69    August      24.03   August     31.54    August
September      8.90    September     13.00  September   17.09    September   26.21   September  35.99    September
October       12.80    October       15.17  October     16.41    October     25.50   October    34.75    October
November      13.93    November      16.73  November    15.95    November    25.34   November   36.65    November
December      16.23    December      16.16  December    17.95    December    23.27   December   36.67    December

The closing price on February 14, 2006 was $34.38.




                        COOPER CAMERON CORPORATION (CAM)

     Cooper Cameron Corporation is an international manufacturer and provider of pressure control systems and equipment and related services, including valves, wellheads, controls, chokes, blowout preventers and assembled systems for oil and gas drilling and production. Cooper Cameron's products are used in a wide variety of operating environments, including basic onshore fields, highly complex onshore and offshore environments, deepwater sub-sea applications and ultra-high temperature geothermal operations. Cooper Cameron also manufactures integral engine-compressors, reciprocating compressors, turbochargers and centrifugal air compressors.



              Closing               Closing             Closing              Closing            Closing            Closing
    2001      Price      2002       Price    2003       Price     2004       Price     2005     Price      2006    Price
-----------   -------  ---------    ------  --------    -------  ---------   ------  --------   -------  --------  --------
January       32.12    January       21.26  January     48.47    January     20.85   January     28.21  January     48.39
February      29.89    February      22.45  February    26.00    February    22.11   February    28.85  February
March         27.00    March         25.26  March       24.76    March       22.03   March       28.61  March
April         31.53    April         27.42  April       23.93    April       24.18   April       27.47  April
May           34.64    May           28.14  May         27.30    May         22.77   May         29.56  May
June          27.90    June          24.21  June        25.19    June        24.35   June        31.03  June
July          25.45    July          21.50  July        23.91    July        25.55   July        35.49  July
August        21.62    August        22.42  August      24.28    August      25.47   August      36.08  August
September     16.40    September     20.88  September   23.11    September   27.42   September   36.97  September
October       19.50    October       23.31  October     21.41    October     23.62   October     36.87  October
November      18.32    November      25.63  November    21.71    November    26.10   November    39.82  November
December      20.18    December      24.91  December    23.30    December    26.91   December    41.40  December


The closing price on February 14, 2006 was $42.54.

                      DIAMOND OFFSHORE DRILLING, INC. (DO)


     Diamond Offshore Drilling, Inc. is principally engaged in the contract drilling of offshore oil and gas wells. Diamond provides offshore drilling services to both independent and government-owned oil and gas companies. Diamond also offers project management, extended well tests and drilling and completion operations. Diamond offers a broad range of services worldwide in various markets, including the deepwater market, the harsh environment market, the conventional semi-submersible market and the jack-up market. The company provides offshore drilling services to a customer base that includes private and independent oil and gas companies and government-owned oil companies.





              Closing               Closing             Closing              Closing            Closing            Closing
    2001      Price      2002       Price    2003       Price     2004       Price     2005     Price      2006    Price
-----------   -------  ---------    ------  --------    -------  ---------   ------  --------   -------  --------  --------
January       40.49    January       28.78  January     21.32    January     22.70   January    43.77    January     84.87
February      41.90    February      28.97  February    21.95    February    25.01   February   49.50    February
March         39.35    March         31.26  March       19.41    March       24.19   March      49.90    March
April         43.92    April         31.12  April       18.64    April       22.56   April      44.11    April
May           39.61    May           33.73  May         22.74    May         22.59   May        47.25    May
June          33.05    June          28.50  June        20.99    June        23.83   June       53.43    June
July          29.34    July          23.40  July        19.46    July        24.44   July       57.06    July
August        27.90    August        22.34  August      20.20    August      25.42   August     59.06    August
September     25.22    September     19.95  September   19.10    September   32.99   September  61.25    September
October       27.60    October       20.90  October     18.45    October     33.80   October    56.46    October
November      27.70    November      22.44  November    17.55    November    37.46   November   62.58    November
December      30.40    December      21.85  December    20.51    December    40.05   December   69.56    December

The closing price on February 14, 2006 was $78.00.




                     ENSCO INTERNATIONAL INCORPORATED (ESV)


     ENSCO International Incorporated (ENSCO) is an international offshore contract drilling company that drills and completes oil and gas wells throughout the world. ENSCO also provides marine transportation services in the Gulf of Mexico, including rig towing and other towing services and supply vessels to support general drilling and production activity by ferrying supplies from land to offshore drilling sites. The company's customer base includes major international, government-owned and independent oil and gas companies.





              Closing               Closing             Closing              Closing            Closing            Closing
    2001      Price      2002       Price    2003       Price     2004       Price     2005     Price      2006    Price
-----------   -------  ---------    ------  --------    -------  ---------   ------  --------   -------  --------  --------
January       36.05    January       23.80  January     26.94    January     28.50   January     34.23   January     51.12
February      38.11    February      25.47  February    27.98    February    29.37   February    40.28   February
March         35.00    March         30.14  March       25.51    March       28.17   March       37.66   March
April         38.90    April         33.76  April       25.40    April       27.37   April       32.60   April
May           32.21    May           32.75  May         30.00    May         26.64   May         33.30   May
June          23.40    June          27.26  June        26.90    June        29.10   June        35.75   June
July          20.69    July          25.85  July        25.07    July        30.11   July        40.38   July
August        18.24    August        26.67  August      27.95    August      29.16   August      40.86   August
September     14.62    September     25.04  September   26.82    September   32.62   September   46.59   September
October       19.80    October       27.04  October     26.35    October     30.55   October     45.59   October
November      20.12    November      27.98  November    25.30    November    31.31   November    47.36   November
December      24.85    December      29.45  December    27.17    December    31.74   December    44.35   December

The closing price on February 14, 2006 was $44.40.

                         GLOBALSANTAFE CORPORATION (GSF)


     GlobalSantaFe Corporation operates as an offshore oil and gas drilling company. GlobalSantaFe provides oil and gas contract drilling services to the oil and gas industry worldwide on a daily rate basis. In addition, GlobalSantaFe provides offshore oil and gas drilling management services, as well as drilling engineering and drilling project management services. The company also participates in oil and gas exploration and production activities.



              Closing               Closing             Closing              Closing            Closing            Closing
    2001      Price      2002       Price    2003       Price     2004       Price     2005     Price      2006    Price
-----------   -------  ---------    ------  --------    -------  ---------   ------  --------   -------  --------  --------
January       33.90    January       28.37  January     21.73    January     27.30   January     35.36   January     61.05
February      37.45    February      27.65  February    22.25    February    29.50   February    37.50   February
March         32.50    March         32.70  March       20.65    March       27.77   March       37.04   March
April         38.00    April         35.09  April       21.16    April       26.37   April       33.60   April
May           36.88    May           33.75  May         24.88    May         25.13   May         36.64   May
June          29.86    June          27.35  June        23.34    June        26.50   June        40.80   June
July          29.90    July          22.54  July        22.25    July        27.40   July        44.99   July
August        25.30    August        22.00  August      24.80    August      27.88   August      46.88   August
September     21.25    September     22.35  September   23.95    September   30.65   September   45.62   September
October       24.34    October       23.90  October     22.51    October     29.50   October     44.55   October
November      24.20    November      25.62  November    21.50    November    31.40   November    45.36   November
December      28.52    December      24.32  December    24.83    December    33.11   December    48.15   December

The closing price on February 14, 2006 was $53.30.




                            GRANT PRIDECO, INC. (GRP)


     Grant Prideco, Inc. is a manufacturer and supplier of products used for the exploration and production of oil and gas. Grant Prideco provides drill stem products, such as drill pipe, tubes and engineered connections, used for casing and sub-sea structures. The company's drill stem products are used to drill oil and gas wells, while its premium connections and tubular products are used to complete oil and gas wells once they have been successfully drilled.



              Closing               Closing             Closing              Closing            Closing            Closing
    2001      Price      2002       Price    2003       Price     2004       Price     2005     Price      2006    Price
-----------   -------  ---------    ------  --------    -------  ---------   ------  --------   -------  --------  --------
January       21.13    January        9.45  January     10.65    January      13.60  January    19.60    January      50.09
February      18.27    February      12.51  February    12.12    February     15.17  February   24.16    February
March         17.20    March         13.68  March       12.06    March        15.50  March      24.16    March
April         20.00    April         16.00  April       11.41    April        15.25  April      22.15    April
May           22.52    May           15.00  May         13.95    May          15.51  May        24.02    May
June          17.49    June          13.60  June        11.75    June         18.46  June       26.45    June
July          13.57    July           9.99  July        10.75    July         18.89  July       32.10    July
August        10.46    August         9.81  August      11.60    August       18.27  August     36.86    August
September      6.09    September      8.54  September   10.19    September    20.49  September  40.65    September
October        9.09    October        9.66  October     11.34    October      20.56  October    38.89    October
November       8.85    November      10.23  November    11.65    November     21.55  November   38.39    November
December      11.50    December      11.64  December    13.02    December     20.05  December   44.12    December

The closing price on February 14, 2006 was $42.46.

                            HALLIBURTON COMPANY (HAL)


     Halliburton Company provides engineering, construction and maintenance services to energy, industrial and government customers worldwide. Haliburton operates in six segments: Production Optimization, Fluid Systems, Drilling and Formation Evaluation, Digital and Consulting Solutions, Government and Infrastructure and Energy and Chemicals. The Production Optimization segment primarily tests, measures, and provides means to manage well production in the energy sector. The Fluid Systems segment provides services and technologies to assist in the drilling and construction of oil and gas wells. The Drilling and Formation Evaluation segment primarily engages in drilling and evaluating the formations related to bore-hole construction and initial oil and gas formation evaluation. The Digital and Consulting Solutions segment provides integrated exploration and production software information systems, consulting services, real-time operations, subsea operations, value-added oilfield project management and other integrated solutions. The Government and Infrastructure segment operates as government logistics and services contractors with civil infrastructure capabilities. The Energy and Chemicals segment provides engineering, procurement, construction, technology and services for the energy and chemicals industries.



              Closing               Closing             Closing              Closing            Closing            Closing
    2001      Price      2002       Price    2003       Price     2004       Price     2005     Price      2006    Price
-----------   -------  ---------    ------  --------    -------  ---------   ------  --------   -------  --------  --------
January       41.19    January       13.75  January     18.76    January     30.15   January     41.13   January     79.62
February      39.82    February      16.50  February    20.26    February    31.96   February    43.97   February
March         36.75    March         17.07  March       20.73    March       30.39   March       43.25   March
April         43.21    April         16.99  April       21.41    April       29.80   April       41.59   April
May           46.74    May           18.55  May         23.87    May         29.04   May         42.74   May
June          35.60    June          15.94  June        23.00    June        30.26   June        47.82   June
July          35.01    July          13.20  July        22.17    July        31.75   July        56.05   July
August        27.86    August        15.20  August      24.18    August      29.17   August      62.00   August
September     22.55    September     12.91  September   24.25    September   33.69   September   68.52   September
October       24.69    October       16.18  October     23.88    October     37.04   October     59.10   October
November      21.43    November      21.37  November    23.35    November    41.35   November    63.65   November
December      13.10    December      18.71  December    26.00    December    39.24   December    61.96   December

The closing price on February 14, 2006 was $70.61.




                         HANOVER COMPRESSOR COMPANY (HC)


     Hanover Compressor Company offers comprehensive natural gas compression and handling services and provides fabrication services and related equipment. In addition, Hanover Compressor designs, fabricates, and sells or rents equipment designed to heat, separate, dehydrate and measure crude oil and natural gas. The company also purchases and reconditions used gas compression units, power generation and treating facilities and production equipment, and often provides contract operations and related services for customers that prefer to own their production, gas treating, power generation or compression equipment.



              Closing               Closing             Closing              Closing            Closing            Closing
    2001      Price      2002       Price    2003       Price     2004       Price     2005     Price      2006    Price
-----------   -------  ---------    ------  --------    -------  ---------   ------  --------   -------  --------  --------
January       38.37    January       15.60  January      9.33    January     12.47   January     14.18   January     16.56
February      37.50    February      17.55  February     8.09    February    12.12   February    13.24   February
March         31.70    March         17.99  March        6.50    March       12.09   March       12.07   March
April         36.40    April         18.85  April        8.41    April       12.30   April       10.37   April
May           36.99    May           13.08  May         11.24    May         10.47   May         10.43   May
June          33.09    June          13.50  June        11.30    June        11.90   June        11.51   June
July          33.47    July           8.81  July         9.59    July        11.74   July        14.54   July
August        25.26    August        11.30  August      10.38    August      11.53   August      15.11   August
September     21.64    September      8.30  September    9.90    September   13.45   September   13.86   September
October       27.58    October       10.49  October     10.60    October     13.02   October     12.86   October
November      25.87    November      11.48  November     9.52    November    14.60   November    13.52   November
December      25.26    December       9.18  December    11.15    December    14.13   December    14.11   December

The closing price on February 14, 2006 was $15.85.

                          NABORS INDUSTRIES, INC. (NBR)



     Nabors Industries, Inc. conducts oil, gas and geothermal land drilling operations worldwide. Nabors provides drilling, well overhaul, well servicing and related services. The company provides ancillary well-site services, including oilfield management, engineering, transportation, maintenance, drilling instrumentation systems, rig-reporting software and other support services.


              Closing               Closing             Closing              Closing            Closing            Closing
    2001      Price      2002       Price    2003       Price     2004       Price     2005     Price      2006    Price
-----------   -------  ---------    ------  --------    -------  ---------   ------  --------   -------  --------  --------
January       59.01    January       31.31  January     36.85    January     44.00   January     50.40   January      81.25
February      56.70    February      35.47  February    39.65    February    47.35   February    57.40   February
March         51.84    March         42.25  March       39.87    March       45.75   March       59.14   March
April         59.62    April         45.55  April       39.20    April       44.36   April       53.87   April
May           50.85    May           43.90  May         45.08    May         41.40   May         55.11   May
June          37.20    June          35.30  June        39.53    June        45.22   June        60.62   June
July          29.30    July          30.52  July        35.80    July        46.50   July        65.45   July
August        24.52    August        33.02  August      40.15    August      44.10   August      67.00   August
September     20.97    September     32.75  September   37.26    September   47.35   September   71.83   September
October       30.74    October       34.97  October     37.80    October     49.12   October     68.63   October
November      31.50    November      35.40  November    37.12    November    52.00   November    70.01   November
December      34.33    December      35.27  December    41.50    December    51.29   December    75.75   December

The closing price on February 14, 2006 was $70.20.




                       NATIONAL-OILWELL VARCO, INC. (NOV)


     National Oilwell Varco, Inc. engages in the design, manufacture and sale of equipment and components used in oil and gas drilling and production. National-Oilwell also provides oilfield inspection and other services and supply chain integration services to the upstream oil and gas industry. The company offers a range of downhole tools, such as coiled tubing tools, drilling motors, drilling tools, fishing tools, pressure control equipment, service equipment, and steering tools for drilling, fishing, well intervention, re-entry and well completion applications. The company also offers a line of engineered equipment, systems and services for offshore construction vessels, fixed and floating production installations, offshore support segments and land applications. In addition, the company offers engineering and project management solutions, production solutions and well service equipment.



              Closing               Closing             Closing              Closing            Closing            Closing
    2001      Price      2002       Price    2003       Price     2004       Price     2005     Price      2006    Price
-----------   -------  ---------    ------  --------    -------  ---------   ------  --------   -------  --------  --------
January       36.49    January       19.05  January     20.43    January     25.71   January    36.88    January     76.07
February      36.20    February      20.91  February    22.50    February    29.71   February   45.34    February
March         34.63    March         25.33  March       22.39    March       28.28   March      46.70    March
April         39.55    April         26.57  April       20.99    April       27.92   April      39.74    April
May           34.50    May           25.54  May         24.32    May         27.68   May        45.00    May
June          26.80    June          21.05  June        22.00    June        31.49   June       47.54    June
July          19.00    July          17.28  July        18.40    July        33.45   July       52.35    July
August        15.54    August        18.92  August      19.58    August      29.90   August     64.21    August
September     14.50    September     19.38  September   18.14    September   33.86   September  65.80    September
October       18.52    October       20.85  October     19.07    October     33.71   October    62.47    October
November      16.74    November      21.75  November    19.24    November    36.20   November   60.62    November
December      20.61    December      21.84  December    22.36    December    35.29   December   62.70    December

The closing price on February 14, 2006 was $61.49.

                             NOBLE CORPORATION (NE)


     Noble Corporation is a provider of diversified services for the oil and gas industry. Noble performs contract-drilling services through its offshore drilling units located in various markets throughout the world. The company also provides labor contract drilling services, well site and project management services and engineering services.



              Closing               Closing             Closing              Closing            Closing            Closing
    2001      Price      2002       Price    2003       Price     2004       Price     2005     Price      2006    Price
-----------   -------  ---------    ------  --------    -------  ---------   ------  --------   -------  --------  --------
January       45.12    January       31.97  January     34.28    January     37.10   January     53.35   January     80.44
February      46.55    February      35.23  February    36.30    February    40.60   February    57.07   February
March         46.16    March         41.39  March       31.42    March       38.42   March       56.21   March
April         48.50    April         43.35  April       30.95    April       37.16   April       50.90   April
May           42.70    May           42.82  May         35.66    May         34.46   May         56.62   May
June          32.75    June          38.60  June        34.30    June        37.89   June        61.51   June
July          30.69    July          32.40  July        32.87    July        38.72   July        67.18   July
August        27.20    August        31.07  August      36.18    August      40.22   August      71.30   August
September     24.00    September     31.00  September   33.99    September   44.95   September   68.46   September
October       30.55    October       32.32  October     34.33    October     45.68   October     64.38   October
November      29.50    November      33.95  November    34.58    November    48.45   November    72.07   November
December      34.04    December      35.15  December    35.78    December    49.74   December    70.54   December

The closing price on February 14, 2006 was $71.65.




                           ROWAN COMPANIES, INC. (RDC)


     Rowan Companies, Inc. provides international and domestic contract drilling. The Company also operates a mini-steel mill, a manufacturing facility that produces heavy equipment and a drilling products group designs and builds mobile offshore jack-up drilling rigs. Rowan provides its contract drilling services primarily in the Gulf of Mexico, the North Sea, eastern Canada, Texas and Louisiana. Rowan's mini-steel mill recycles scrap and produces steel plate, and its manufacturing operation produces heavy equipment for the mining, timber and transportation industries.



              Closing               Closing             Closing              Closing            Closing            Closing
    2001      Price      2002       Price    2003       Price     2004       Price     2005     Price      2006    Price
-----------   -------  ---------    ------  --------    -------  ---------   ------  --------   -------  --------  --------
January       27.30    January       18.03  January     20.63    January     22.88   January     28.16   January     44.83
February      28.55    February      18.65  February    19.63    February    23.50   February    31.68   February
March         27.50    March         23.04  March       19.66    March       21.09   March       29.93   March
April         33.19    April         25.38  April       20.50    April       22.30   April       26.53   April
May           29.93    May           25.70  May         23.94    May         21.98   May         27.50   May
June          22.10    June          21.45  June        22.40    June        24.33   June        29.71   June
July          19.24    July          19.57  July        21.95    July        24.42   July        34.16   July
August        15.55    August        20.58  August      25.04    August      24.32   August      37.20   August
September     12.39    September     18.64  September   24.58    September   26.40   September   35.49   September
October       16.89    October       20.39  October     23.95    October     25.53   October     32.99   October
November      16.34    November      21.30  November    21.17    November    25.90   November    35.88   November
December      19.37    December      22.70  December    23.17    December    25.90   December    35.64   December

The closing price on February 14, 2006 was $40.53.

                             SCHLUMBERGER LTD. (SLB)


     Schlumberger Limited, an oilfield services company, supplies technology, project management and information solutions to oil and gas industry in the United States and internationally. The company operates in two segments, Schlumberger Oilfield Services and WesternGeco. The Schlumberger Oilfield Services segment supplies a range of technology services and solutions to the international petroleum industry. This segment provides exploration and production services required during the life of an oil and gas reservoir. The WesternGeco segment provides reservoir imaging, monitoring and development services.



              Closing               Closing             Closing              Closing            Closing            Closing
    2001      Price      2002       Price    2003       Price     2004       Price     2005     Price      2006    Price
-----------   -------  ---------    ------  --------    -------  ---------   ------  --------   -------  --------  --------
January       76.80    January       56.39  January     37.70    January     61.18   January    68.04    January    127.45
February      63.75    February      58.21  February    41.61    February    64.49   February   75.45    February
March         57.61    March         58.82  March       38.01    March       63.85   March      70.48    March
April         66.30    April         54.75  April       41.93    April       58.53   April      68.41    April
May           63.03    May           51.64  May         48.62    May         57.17   May        68.37    May
June          52.65    June          46.50  June        47.57    June        63.51   June       75.94    June
July          53.75    July          42.92  July        45.07    July        64.32   July       83.74    July
August        49.00    August        43.21  August      49.51    August      61.80   August     86.23    August
September     45.70    September     38.46  September   48.40    September   67.31   September  84.38    September
October       48.42    October       40.11  October     46.97    October     62.94   October    90.77    October
November      48.01    November      44.25  November    46.92    November    65.63   November   95.73    November
December      54.95    December      42.09  December    54.72    December    66.95   December   97.15    December

The closing price on February 14, 2006 was $114.87.




                        SMITH INTERNATIONAL, INC. (SII)


     Smith International, Inc. supplies products and services to the oil and gas exploration and production industry, the petrochemical industry and other industrial markets worldwide. The company operates in two segments, Oilfield Products and Services and Distribution. The Oilfield Products and Services segment includes M-I SWACO, which provides drilling and completion fluid systems and services, solids-control and separation equipment, waste-management services, and oilfield production chemicals; Smith Technologies, which manufactures and sells three-cone drill bits, diamond drill bits, and turbine products; and Smith Services, which offers products and services used for drilling, workover, well completion, and well reentry operations. The Distribution segment consists of a supply-chain management company, which markets a range of products and services, including pipe, valves and fittings, as well as mill, safety, and other maintenance products for the energy, refining, petrochemical, power generation and mining industries in the United States and Canada.



              Closing               Closing             Closing              Closing            Closing            Closing
    2001      Price      2002       Price    2003       Price     2004       Price     2005     Price      2006    Price
-----------   -------  ---------    ------  --------    -------  ---------   ------  --------   -------  --------  --------
January       38.05    January       27.52  January     31.84    January     48.46   January     29.60   January     45.00
February      37.80    February      32.33  February    34.86    February    50.67   February    32.13   February
March         35.10    March         33.88  March       35.23    March       53.51   March       31.37   March
April         40.60    April         35.03  April       35.56    April       54.75   April       29.09   April
May           38.85    May           36.69  May         40.89    May         49.93   May         29.38   May
June          30.17    June          34.10  June        36.74    June        55.76   June        31.85   June
July          27.20    July          31.61  July        35.84    July        58.28   July        33.97   July
August        23.20    August        32.45  August      39.09    August      56.98   August      34.74   August
September     18.20    September     29.31  September   35.98    September   60.73   September   33.31   September
October       23.65    October       31.26  October     37.23    October     29.04   October     32.40   October
November      22.63    November      34.00  November    37.54    November    30.29   November    37.79   November
December      26.81    December      32.62  December    41.52    December    27.21   December    37.11   December

The closing price on February 14, 2006 was $38.30.

                              TIDEWATER INC. (TDW)


     Tidewater Inc. provides services and equipment to the offshore energy industry through its offshore service vessels. Tidewater provides services supporting all phases of offshore exploration, development and production including: towing of and anchor-handling of mobile drilling rigs and equipment, transporting supplies and personnel necessary to sustain drilling, workover and production activities, assisting in offshore construction activities, and a variety of specialized services including pipe laying, cable laying and 3-D seismic work. The principal areas of the company's operations include the U.S. Gulf of Mexico, the North Sea, the Persian Gulf and the Caspian Sea, as well as offshore Australia, Brazil, Egypt, India, Indonesia, Malaysia, Mexico, Trinidad, Venezuela and West Africa.



              Closing               Closing             Closing              Closing            Closing            Closing
    2001      Price      2002       Price    2003       Price     2004       Price     2005     Price      2006    Price
-----------   -------  ---------    ------  --------    -------  ---------   ------  --------   -------  --------  --------
January       47.85    January       34.25  January     29.10    January     32.05   January     38.76   January      58.42
February      48.70    February      38.98  February    30.62    February    33.23   February    41.27   February
March         45.20    March         42.35  March       28.72    March       28.13   March       38.86   March
April         46.87    April         43.50  April       26.90    April       28.21   April       34.47   April
May           46.91    May           40.75  May         33.02    May         27.64   May         34.60   May
June          37.70    June          32.92  June        29.37    June        29.80   June        38.12   June
July          35.24    July          26.92  July        26.70    July        30.35   July        40.37   July
August        31.11    August        28.50  August      28.72    August      29.18   August      44.54   August
September     26.69    September     26.99  September   28.30    September   32.55   September   48.67   September
October       30.22    October       28.17  October     27.41    October     30.93   October     45.96   October
November      28.50    November      30.93  November    27.61    November    33.93   November    45.20   November
December      33.90    December      31.10  December    29.88    December    35.61   December    44.46   December

The closing price on February 14, 2006 was $52.17.




                              TRANSOCEAN INC. (RIG)


     Transocean, Inc. provides offshore contract drilling services for oil and gas wells. Transocean contracts drilling rigs and related equipment and work crews to drill oil and gas wells. The company also provides integrated services. The company operates through two segments: Transocean Drilling and TODCO. The Transocean Drilling segment consists of floaters, jackups and other rigs used in support of offshore drilling activities and offshore support services. The TODCO segment consisted of its interest in TODCO, which conducts jackup, drilling barge, land rig, submersible and other operations in the U.S. Gulf of Mexico and inland waters, Mexico, Trinidad and Venezuela.



              Closing               Closing             Closing              Closing            Closing            Closing
    2001      Price      2002       Price    2003       Price     2004       Price     2005     Price      2006    Price
-----------   -------  ---------    ------  --------    -------  ---------   ------  --------   -------  --------  --------
January       45.45    January       30.64  January     22.77    January     26.94   January     44.00   January     81.15
February      48.13    February      28.01  February    22.70    February    29.48   February    48.48   February
March         43.35    March         33.25  March       20.45    March       27.89   March       51.46   March
April         54.28    April         35.50  April       19.05    April       27.77   April       46.37   April
May           53.45    May           38.17  May         23.37    May         26.73   May         49.81   May
June          41.25    June          31.15  June        21.97    June        28.94   June        53.97   June
July          32.29    July          25.50  July        19.57    July        28.40   July        56.43   July
August        28.90    August        24.50  August      21.12    August      30.70   August      59.04   August
September     26.40    September     20.80  September   20.00    September   35.78   September   61.31   September
October       30.15    October       21.98  October     19.19    October     35.25   October     57.49   October
November      28.30    November      24.30  November    19.38    November    40.27   November    63.84   November
December      33.82    December      23.20  December    24.01    December    42.39   December    69.69   December


The closing price on February 14, 2006 was $72.10.

                      WEATHERFORD INTERNATIONAL, INC. (WFT)


     Weatherford International, Ltd. provides equipment and services for use in drilling, completion and production of oil and natural gas wells. Weatherford operates through two segments: Drilling Services and Production Systems. The Drilling Services segment provides various drilling methods, well construction products and services, drilling tools and intervention services. The company offers underbalanced systems used during the drilling and servicing of oil and natural gas wells through underbalanced reservoir drilling, performance drilling and managed pressure drilling methods. Well construction products and services include tubular running, cementing products, liner systems and solid tubular expandable technologies. Drilling tools comprise drill pipe and related drill stem tools, drill collars, heavy weight pipe, and drilling jars; fishing and downhole tools, such as milling tools, casing cutters, fishing jars, spears and overshots, stabilizers, power swivels and bottom hole assemblies; pressure control equipment, including blow-out preventers, valves, accumulators, adapters, and choke and kill manifolds; and tubular handling equipment, including elevators, spiders, slips, tongs and kelly spinners. Intervention products and services include fishing services, thru-tubing products and services, coiled tubing and wireline systems and production logging. The Production Systems segment provides completion systems and artificial lift systems.


              Closing               Closing             Closing              Closing            Closing            Closing
    2001      Price      2002       Price    2003       Price     2004       Price     2005     Price      2006    Price
-----------   -------  ---------    ------  --------    -------  ---------   ------  --------   -------  --------  --------
January       48.88    January        38.49  January     37.16   January     40.32   January     27.14   January      44.78
February      52.03    February       46.10  February    40.04   February    44.80   February    29.81   February
March         49.35    March          47.63  March       37.77   March       42.03   March       28.97   March
April         58.23    April          49.87  April       40.23   April       43.48   April       26.08   April
May           56.37    May            50.35  May         45.35   May         41.51   May         26.28   May
June          48.00    June           43.20  June        41.90   June        44.98   June        28.99   June
July          42.15    July           40.56  July        36.27   July        46.78   July        31.64   July
August        33.27    August         40.84  August      37.58   August      46.34   August      33.85   August
September     25.51    September      37.14  September   37.78   September   51.62   September   34.33   September
October       34.23    October        40.04  October     34.75   October     26.13   October     31.30   October
November      33.47    November       40.34  November    32.78   November    26.69   November    34.76   November
December      37.26    December       39.93  December    36.00   December    25.65   December    36.20   December

The closing price on February 14, 2006 was $41.32.

[GRAPHIC OMITTED]



================================================================================


                        1,000,000,000 Depositary Receipts

                          Oil Service HOLDRS(SM) Trust







                       ___________________________________

                                   PROSPECTUS

                       ___________________________________








                                February 16, 2006



================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

     The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.


Item 16. Exhibits.
         See Exhibit Index.


Item 17. Undertakings.
         The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on February 16, 2006.



                                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                INCORPORATED


                                    By:                       *
                                          -------------------------------------
                                          Name:  Joseph F. Regan
                                          Title: First Vice President,
                                                 Chief Financial Officer and
                                                 Controller



     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities indicated below on February 16, 2006.


      Signature                                        Title
      ---------                                        -----

          *                                     Chief Executive Officer,
-------------------------                       Chairman of the Board
   Robert J. McCann

          *                                     Director
-------------------------
     Do Woo Kim


          *                                     Director
-------------------------
  Carlos M. Morales


          *                                     Director
-------------------------
 Candace E. Browning


          *                                     Director
-------------------------
 Gregory J. Fleming


          *                                     Controller
-------------------------
   Joseph F. Regan


*By: /s/ Mitchell M. Cox                        Attorney-in-Fact
    ---------------------
      Mitchell M. Cox

                                INDEX TO EXHIBITS

Exhibits
--------

*4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS and Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, dated as of November 22, 2000, filed on January 5, 2001 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Oil Service HOLDRS.

*5.1 Opinion of Shearman & Sterling LLP regarding the validity of the Oil Service HOLDRS Receipts, filed on January 5, 2001 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Oil Service HOLDRS.

*8.1 Opinion of Shearman & Sterling LLP, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on January 5, 2001 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Oil Service HOLDRS.

*8.2 Opinion of Shearman & Sterling LLP, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on July 9, 2003 as an exhibit to Amendment No. 3 to the registration statement filed on Form S-1 for Oil Service HOLDRS.

*24.1 Power of Attorney (included in Part II of Registration Statement), filed on December 15, 2000 as an exhibit to the registration statement filed on Form S-1 for Oil Service HOLDRS.

*24.2 Power of Attorney of John J. Fosina, E. Stanley O'Neal, George A. Schieren, Thomas H. Patrick and Dominic A. Carone.

*24.3 Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales.


*24.4 Power of Attorney of Candace E. Browning, Gregory J. Fleming, Do Woo Kim and Joseph F. Regan.

 24.5  Power of Attorney of Robert J. McCann and Joseph F. Regan.



__________________
* Previously filed.